Exhibit (l)(1)

2000 K Street NW Suite 700 Washington, DC 20006 T: 202.822.0140

September 9, 2026

Fundrise Innovation Fund, LLC

11 Dupont Circle NW 9th Floor

Washington D.C. 20036

Re:        Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Fundrise Innovation Fund, LLC (the “Fund”), a Delaware limited liability company, in connection with the registration of an indeterminate number of common shares of limited liability company interests (“Common Shares”), including through subscription rights to purchase Common Shares (“Rights,” and collectively with Common Shares, “Securities”), in any combination, pursuant to a registration statement on Form N-2 to be filed on or about the date hereof (the “Registration Statement”) with the U.S. Securities and Exchange Commission under the Investment Company Act of 1940 (the “Investment Company Act”) and the Securities Act of 1933 (the “Securities Act”).

This opinion is furnished in accordance with the requirements of Item 25.2(l) of Form N-2 under the Investment Company Act and the Securities Act.

In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the Fund’s Limited Liability Company Agreement, as amended and restated (the “Agreement”), actions of the Board of Directors of the Fund (the “Board”) authorizing the registration of the Securities, the Registration Statement, and a Certificate of Good Standing dated September 9, 2026 from the State of Delaware.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Fund and others.

This opinion is based exclusively on the provisions of the Delaware Limited Liability Company Act governing the issuance of Securities and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.

Stradley Ronon Stevens & Young, LLP | stradley.com
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Fundrise Innovation Fund, LLC

11 Dupont Circle NW, 9th Floor

Washington, D.C. 20036

We have assumed the following for purposes of this opinion:

1.       The Securities will be issued in accordance with the Agreement as is in existence as of the date of this opinion, and that the Board will take all actions and pass all resolutions necessary to authorize, issue and sell the Securities, and that the specific terms of the Securities will be determined in accordance with all Board resolutions.

2.       The Securities will be issued against payment therefor as described in the Prospectus, including the applicable Prospectus Supplement, and the Statement of Additional Information relating thereto included in the Registration Statement.

Based upon the foregoing, we are of the opinion that when the Securities are issued and sold after the Registration Statement has been declared effective and the authorized consideration therefor is received by the Fund, (i) any Rights so issued and sold will be a binding obligation of the Fund under the laws of Delaware, and (ii) any Common Shares, including those Common Shares underlying Rights, so issued and sold will be validly issued, fully paid and non-assessable by the Fund.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement of the Fund and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

/s/ Stradley Ronon Stevens & Young, LLP
Stradley Ronon Stevens & Young, LLP